Exhibit 99.1

                  Nektar Announces First Quarter 2005 Results

     SAN CARLOS, Calif.--(BUSINESS WIRE)--May 9, 2005--Nektar Therapeutics (Nasdaq:NKTR) announced today its financial results for the first quarter ended March 31, 2005.
     The company reported revenue of $28.5 million for the three months ended March 31, 2005, compared to $25.8 million for the first quarter of 2004. In the first quarter of 2005, product revenue was $6.4 million compared to $4.3 million in 2004, and contract research revenue totaled $19.5 million compared to $21.5 million in 2004. For the first time, the company reported Exubera(R) commercialization readiness revenue received from Pfizer for reimbursement of certain agreed upon operating costs related to the Exubera (inhaled insulin) drug powder manufacturing facility in preparation for commercial production. For the first quarter 2005, Exubera commercialization readiness revenue was $2.6 million.
     The company reported a net loss of $26.2 million or $(0.31) per share for the three months ended March 31, 2005, compared to a net loss in the same quarter in 2004 of $40.0 million or $(0.64) per share. The net loss for the three month period ended March 31, 2004 includes $12.7 million in payments made in connection with conversion of convertible subordinated notes, and a loss from debt extinguishment of $9.3 million.
     As of March 31, 2005, the company reported cash, cash equivalents and short-term investments totaling approximately $401 million compared to approximately $419 million as of December 31, 2004.
     "A key milestone was met during the first quarter 2005 with the acceptance by the U.S. Food and Drug Administration (FDA) of the new drug application (NDA) for Exubera (inhaled insulin)," said Ajit S. Gill, Nektar president and CEO. "If Exubera is approved, we believe it will be a breakthrough in the treatment of diabetes and an important part of Nektar's future."
     On March 2, 2005, Pfizer and Sanofi-Aventis announced that the U.S. FDA had accepted for filing a new drug application for Exubera and that the review of the Exubera marketing authorization application in Europe is actively proceeding. Nektar develops and provides the inhalers and the powdered insulin for the Exubera product. Pfizer and Sanofi-Aventis seek approval to market Exubera for adult patients with type 1 and type 2 diabetes.
     In a separate press release, Nektar also announced today the appointment of Joseph Krivulka to its Board of Directors.

     Conference Call

     Ajit S. Gill, Nektar president and chief executive officer, will host a conference call for analysts and investors today beginning at 2:00 p.m. Pacific Time, to discuss further the company's performance.
     Investors can access a live audio-only webcast through a link that will be posted on the Investor Relations section at Nektar's website at http://www.nektar.com. The web broadcast of the conference call will be available for replay through May 23, 2005.
     Analysts and investors can also access the conference call live via telephone by dialing (888) 862-6557 (U.S.); (630) 691-2748 (International). The confirmation number is 11623102 and the host is Mr. Ajit Gill. An audio replay will be available shortly following the call through May 23, and can be accessed by dialing (877) 213-9653 (U.S.); or (630) 652-3041 (International) with a passcode of 11623102. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

     About Nektar

     Nektar Therapeutics enables high-value, differentiated therapeutics with its industry-leading drug delivery technologies, expertise and manufacturing capabilities. The world's top biotechnology and pharmaceutical companies are developing new and better therapeutics using Nektar's advanced technologies and know-how. Nektar also develops its own products by applying its drug delivery technologies and its expertise to existing medicines to enhance performance, such as improving efficacy, safety and compliance.

     This release contains forward-looking statements that reflect management's current views as to Nektar's business strategy, product and technology development plans and funding, collaborative arrangements, clinical trials, and other future events and operations. These forward-looking statements involve uncertainties and other risks that are detailed in Nektar's reports and other filings with the SEC, including its Annual Report on Form 10-K, as amended, for the year ended December 2004. Actual results could differ materially from these forward-looking statements.


                          NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                              March 31,   December 31,
                                                2005          2004
                                             (unaudited)       (a)
                                            ------------- ------------

                      ASSETS

Current assets:
   Cash, cash equivalents, and short-term
    investments                                $401,303     $418,740
   Inventory, net                                10,683       10,691
   Other current assets                          16,861       25,108
                                            ------------- ------------
              Total current assets              428,847      454,539

Property and equipment, net                     147,726      151,247
Goodwill                                        129,986      130,120
Other intangible assets, net                      5,328        6,456
Deposits and other assets                         2,305        2,559
                                            ------------- ------------
                                               $714,192     $744,921
                                            ============= ============


     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued
    liabilities                                $ 22,412     $ 24,231
   Capital lease obligations - current              374        1,532
   Deferred revenue                              28,705       29,890
                                            ------------- ------------
              Total current liabilities          51,491       55,653

Convertible subordinated debentures             173,949      173,949
Accrued rent                                      2,102        2,117
Capital lease obligations - noncurrent           20,650       23,568
Other long-term liabilities                      21,990       22,292

Stockholders' equity:
   Preferred stock at par                            --           --
   Common stock at par                                8            8
   Capital in excess of par                   1,192,947    1,187,575
   Deferred compensation                         (4,371)      (2,764)
   Accumulated other comprehensive gain          (1,288)        (356)
   Accumulated deficit                         (743,286)    (717,121)
                                            ------------- ------------
              Total stockholders' equity        444,010      467,342
                                            ------------- ------------
                                               $714,192     $744,921
                                            ============= ============


(a) The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.



                          NEKTAR THERAPEUTICS
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share information)


                                         Three Months Ended March 31,
                                      --------------------------------
                                            2005            2004
                                      --------------- ----------------
                                                (unaudited)
Revenues:

    Contract research revenue            $ 19,529         $ 21,509
    Product sales                           6,392            4,322
    Exubera(R) commercialization
     readiness revenue                      2,573               --
                                      --------------- ----------------
Total revenues                             28,494           25,831

Operating costs and expenses:
    Cost of goods sold                      5,255            2,536
    Exubera(R) commercialization
     readiness costs                        2,294               --
    Research and development               34,945           31,292
    General and administrative              9,110            6,828
    Amortization of other intangible
     assets                                   982              981
                                      --------------- ----------------
Total operating costs and expenses         52,586           41,637
                                      --------------- ----------------

Loss from operations                      (24,092)         (15,806)

Loss on extinguishment of debt                 --           (9,258)
Other income/(expense), net                (1,285)             307
Interest income/(expense), net               (788)         (15,111)
                                      --------------- ----------------

Net loss before provision for
 income taxes                             (26,165)         (39,868)

Provision for income taxes                     --              132
                                      --------------- ----------------

Net loss                                 $(26,165)        $(40,000)
                                      =============== ================

Basic and diluted net loss per
 common share                            $  (0.31)        $  (0.64)
                                      =============== ================

Shares used in computing basic and
 diluted net loss per common share         84,708           62,139
                                      =============== ================


     CONTACT: Nektar Therapeutics
              Joyce Strand, 650-631-3138